Exhibit 10.10

Amendment to 1996 Deferred Compensation Plan

effective January 17, 2006

Effective January 17, 2006, the First Regional Bank 1996 Deferred Compensation Plan is amended by deleting the following three sentences contained in Appendix A thereto:

“This Appendix supersedes Section 4.1.2. It does not apply to any Participant for any Plan Year after the year in which he reaches age seventy-five (75). After that year, his Matching Contributions are determined in accordance with Section 4.1.2.”

and replacing such deleted sentences with the following sentence:

“This Appendix supersedes Section 4.1.2 with respect to the following Participant(s).”